Exhibit (l)

1900 K Street, NW Washington, DC 20006-1110 +1 202 261 3300 Main +1 202 261 3333 Fax www.dechert.com

November 23, 2021

Portman Ridge Finance Corporation

650 Madison Avenue, 23rd Floor

New York, New York 10022

Re:	Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Portman Ridge Finance Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form N-2 (as amended, the “Registration Statement”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time by the certain selling stockholders named therein of up to 576,899 shares of the Company’s common stock, $0.01 par value per share (the “Selling Stockholder Shares”).

The Registration Statement provides that the Selling Stockholder Shares may be offered separately or together, in amounts, at prices and on terms to be set forth in one or more supplements to the prospectus included in the Registration Statement. This opinion letter is being furnished to the Company in accordance with the requirements of Item 25 of Form N-2 under the Securities Act, and we express no opinion herein as to any matter other than as to the legality of the Selling Stockholder Shares.

In rendering the opinions expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions set forth below, including the following documents:

(i)	the Registration Statement;

(ii)	the Certificate of Incorporation, as amended, of the Company, as certified as of the date hereof by an officer of the Company;

(iii)	the Third Amended and Restated Bylaws of the Company, as certified as of the date hereof by an officer of the Company;

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(iv)	a certificate of good standing with respect to the Company issued by the Secretary of State of the State of Delaware as of a recent date; and

(v)

resolutions of the board of directors of the Company relating to, among other things, the authorization and approval of the preparation and filing of the Registration Statement and the initial authorization and issuance of the Selling Stockholder Shares.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of agents, officers, directors and representatives of the Company without having independently verified such factual matters.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, the conformity to original documents of all documents submitted to us as copies, the legal capacity of all natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of the parties to such documents.

On the basis of the foregoing and subject to the assumptions, qualifications and limitations set forth in this letter, we are of the opinion that the Selling Stockholder Shares are validly issued, fully paid and nonassessable.

We are members of the bar of the State of New York and the foregoing opinions are limited to the General Corporation Law of the State of Delaware.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP